UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 7, 2012

FLUIDIGM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(650) 266-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Operating Officer

On December 7, 2012, our board of directors appointed Mr. Fredric Walder to serve in a new position as our Chief Operating Officer, effective immediately.

Mr. Walder, 55, served as our Chief Business Officer from May 2010 until his appointment as Chief Operating Officer. From August 1992 to April 2010, he served in various senior executive positions at Thermo Fisher Scientific, a laboratory equipment and supplies manufacturer, including as Senior Vice President, Customer Excellence from November 2006 to April 2010 and Division President, Thermo Electron Corporation from January 2000 to November 2006. Mr. Walder holds a B.S. in Chemistry from the University of Massachusetts.

Mr. Walder does not have any family relationships with any of our directors, executive officers, or any person nominated to become a director or executive officer, and there are no arrangements or understandings between Mr. Walder and any other person pursuant to which Mr. Walder was appointed as the Chief Operating Officer. There are no transactions in which Mr. Walder had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended, except that Mr. Walder is a party to an employment and severance agreement, which is substantially identical to the form of agreement filed as Exhibit 10.14 to our Registration Statement on Form S-1, filed on December 3, 2010 (and incorporated herein by reference), and an indemnification agreement, which is substantially identical to the form of agreement filed as Exhibit 10.1 to our Amendment No. 3 to Registration Statement on Form S-1, filed on January 28, 2011 (and incorporated herein by reference), in each case, as disclosed in our proxy statement filed on March 26, 2012. In addition, it is expected that Mr. Walder will execute and become a party to an amended and restated employment and severance agreement, which is substantially identical to the form of agreement being filed as Exhibit 10.14 with this Current Report on Form 8-K, on or before December 31, 2012.

No changes were made to Mr. Walder’s compensation arrangements with us as a result of his appointment, including, without limitation, to his offer letter dated May 3, 2010 and the addendum thereto dated November 8, 2010, filed as Exhibit 10.18 to our Current Report on Form 8-K, filed on April 4, 2011 (and incorporated herein by reference).

Amendment and Restatement of Form of Employment and Severance Agreement

On December 7, 2012, our compensation committee approved an amended and restated form of employment and severance agreement for our executive officers to conform such agreement to changes in applicable tax and healthcare laws. Such amendment and restatement did not affect any of the previously disclosed economic terms of the agreement, including the right to receive cash severance payments or accelerated vesting benefits in connection with certain change of control transactions as defined in the agreement. A copy of the amended and restated form of employment and severance agreement is attached as Exhibit 10.14 hereto and incorporated herein by reference. It is expected that each of our named executive officers will execute and become a party to this amended and restated agreement on or before December 31, 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit is deemed to have been filed with the Securities and Exchange Commission:

Exhibit No.	Description

10.14	Form of Amended and Restated Employment and Severance Agreement between the registrant and each of its executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

Date: December 11, 2012	By:	/s/ Vikram Jog
Vikram Jog Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.14	Form of Amended and Restated Employment and Severance Agreement between the registrant and each of its executive officers.